Exhibit 10.105

DATED 15 AUGUST 2007 AURACALL LIMITED (1) - and - SWIFTNET LIMITED (2) ____________________________ INTER COMPANY LOAN AGREEMENT ____________________________

HOWARD KENNEDY
19 Cavendish Square
London W1A 2AW

DX 42748 Oxford Circus North
telephone  +44(0)20 7636 1616
fax +44 (0)20 7491 2899
Ref : 007449/00010/H3146099.3

THIS AGREEMENT is made the 15 August 2007

BETWEEN:

(1)
AURACALL LIMITED a company incorporated and registered in England and Wales with company number 04308459 and whose registered office address is c/o Ingle Shamash & Co, 12-13 Conduit Street, London W1S 2XQ, United Kingdom (the “Lender”); and

(2)
SWIFTNET LIMITED a company incorporated and registered in England and Wales with company number 02469394 whose registered office is at Britannia House, 960 High Road, London N12 9RY, United Kingdom (the “Borrower”)

WHEREAS

The Lender has agreed to lend the sum of the Loan to the Borrower for the sole purpose of and in connection with the Borrower acquiring the 987 ordinary shares of the Lender held by Dan Kirschner pursuant to the share purchase agreement to be entered into between Dan Kirschner (1), Swiftnet Limited (2) and Xfone, Inc. (3) on the date hereof.

IT IS HEREBY AGREED AS FOLLOWS:

1.	The Lender will make available the sum of £850,000 (the “Loan”) to the Borrower for the purpose specified in the recitals above.

2.
Unless otherwise agreed between the Lender and the Borrower, the Loan shall be unsecured and repayable on demand but shall be repaid in any event no later than 15 August 2012 (the “Final Repayment Date”).

3.	The Loan shall bear interest at a fixed rate of 5% per annum (the “Rate") calculated and payable in arrears.

4
Interest on the outstanding balance will be calculated and accrue on a daily 365 day year basis at the Rate and will be added to the balance of the Loan and compound on each anniversary of drawdown of the Loan. On repayment of the Loan interest will be calculated from the last date that interest was added to the Loan to the date of repayment.  The Borrower is not required to pay the interest on an ongoing basis and the accrued interest is to be repaid on repayment of the Loan following a demand being made in accordance with the provisions of Clause 2 or on the Final Repayment Date.

5.	The Borrower may voluntarily repay the Loan at any time in full or in part without charge or penalty. Any such repayments may not be redrawn.

6.
All and any payments of the Loan are to be made by the Borrower without set off or counterclaim and free and clear of any and all deductions, including (without limitation) withholding taxes.  If the Borrower is compelled by law or regulations to deduct any such amount the amount payable hereunder will be automatically increased so that the net amount after allowing for such deduction would be equal to the amount which would have been payable if no such deduction had arisen.

7.
All legal costs and fees, together with all other costs and expenses incurred by the Lender in the arrangement of the Loan, during its term or in obtaining repayment thereof, shall be for the account of the Borrower and shall be paid by the Borrower on demand.

8.	No term of this Agreement shall be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Agreement.

9.	This Agreement is governed by the laws of England and Wales and the parties submit to the exclusive jurisdiction of the High Court of England and Wales.

IN WITNESS whereof this Agreement has been executed by the parties on the day and year first before written.

Signed as a DEED by	)
AURACALL LIMITED	)
acting by two directors or a director and	)	/s/ Abraham Keinan
secretary	)	ABRAHAM KEINAN
………………………………
Director

/s/ John Burton
JOHN BURTON
………………………………
Director

Signed as a DEED by	)
SWIFTNET LIMITED	)
acting by two directors or a director and	)	/s/ Abraham Keinan
secretary	)	ABRAHAM KEINAN
………………………………
Director

/s/ John Burton
JOHN BURTON
………………………………
Director